November 17, 2004
IMMEDIATE RELEASE: UPDATED
Contact: Melvin E. Meekins, Jr.
(410) 841-6925

Severn Bancorp, Inc. Declares 2 for 1 Stock Split

The Board of Directors of Severn Bancorp, Inc. (Nasdaq - SVBI) has declared a two-for-one stock split in the form of a stock dividend. The new shares will be distributed on December 30, 2004 to all shareholders of record as of December 15, 2004. The company’s transfer agent, Registrar and Transfer Company, will distribute the new shares.
“The purpose of this stock split is to both reward our shareholders and to allow for additional market liquidity”, said Melvin E. Meekins, Jr., Executive Vice President of the company.
The company is the holding company of Severn Savings Bank, FSB, which specializes in community mortgage lending, and Hyatt Commercial, a commercial real estate brokerage, property management and development firm. It has over $700 million in assets and reported year to date net income of $9,535,000 through September 30, 2004.
For additional information or questions, please contact Melvin E. Meekins, Jr., Executive Vice President or S. Scott Kirkley, Senior Vice President, Severn Bancorp, Inc. 1919A West Street, Annapolis, Maryland 21401, 410-841-6925, e-mail: mmeekins@severn.hpwsb.com or skirkley@severn.hpwsb.com.
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